Exhibit 99.1

INDEPENDENT AUDITORS’ REPORT

Board of Directors
Shoreham Telephone Company, Inc.

We have audited the accompanying balance sheets of Shoreham Telephone Company, Inc. as of December 31, 2010 and 2009, and the related statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shoreham Telephone Company, Inc. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ Berry Dunn McNeil & Parker, LLC

Portland, Maine
February 3, 2011
VT Registration No. 92-000278

SHOREHAM TELEPHONE COMPANY, INC.

Balance Sheets

December 31, 2010 and 2009

ASSETS

	2010	2009
Current assets
Cash and cash equivalents, including interest-bearing deposits of $292,000 in 2010 and $247,000 in 2009	$603,558	$613,882
Marketable securities - available for sale	99,827	-
Marketable securities - held to maturity, current portion	115,330	100,242
Accounts receivable, less allowance for doubtful accounts of $75,000 in 2010 and 2009	368,694	369,448
Materials and supplies	125,399	108,986
Prepaid expenses	20,347	29,023

Total current assets	1,333,155	1,221,581

Property, plant and equipment, at cost
Telecommunications plant in service
General support assets	2,236,728	2,219,461
Central office equipment	5,887,015	5,622,160
Cable and wire facilities	4,154,936	4,076,462
Nonregulated plant	150,921	139,753
Telecommunications plant under construction	330	325

	12,429,930	12,058,161
Less accumulated depreciation	8,930,569	8,515,854

Net property, plant and equipment	3,499,361	3,542,307

Other noncurrent assets
Marketable securities - held to maturity, excluding current portion	272,516	186,336
Cash surrender value of life insurance	37,515	40,242
Other investments	1,000	1,000

Total other noncurrent assets	311,031	227,578

	$5,143,547	$4,991,466

The accompanying notes are an integral part of these financial statements.

SHOREHAM TELEPHONE COMPANY, INC.

LIABILITIES AND STOCKHOLDERS’ EQUITY

	2010	2009
Current liabilities
Current portion of long-term debt	$163,000	$153,000
Accounts payable	51,972	46,209
Accrued profit sharing	62,804	62,504
Accrued expenses	247,394	251,252
Customer deposits	8,834	7,122
Due to stockholder	20,964	23,691
Unearned revenue	51,900	52,400

Total current liabilities	606,868	596,178

Long-term debt, excluding current portion	65,077	227,388

Total liabilities	671,945	823,566

Commitments and contingencies (Note 4)

Stockholders’ equity
Common stock, $10 par value; authorized 5,000 shares; issued and outstanding 4,361½ shares	43,615	43,615
Additional paid-in capital	37,560	37,560
Retained earnings	4,390,427	4,086,725

Total stockholders’ equity	4,471,602	4,167,900

	$5,143,547	$4,991,466

The accompanying notes are an integral part of these financial statements.

SHOREHAM TELEPHONE COMPANY, INC.

Statements of Income and Retained Earnings

Years Ended December 31, 2010 and 2009

	2010	2009
Operating revenues
Local network services	$580,709	$618,697
Interstate access services	1,810,346	1,792,165
Intrastate access services	43,365	45,267
Miscellaneous	34,971	43,803
Uncollectible revenues, net of recoveries	(57,586)	(7,499)

Total operating revenues	2,411,805	2,492,433

Operating expenses
Plant specific operations	680,804	691,354
Plant nonspecific operations	105,810	153,527
Depreciation and amortization	398,139	456,433
Customer operations	243,466	272,285
Corporate operations	520,445	531,761

Total operating expenses	1,948,664	2,105,360

Operating income before taxes	463,141	387,073

Other operating taxes	111,437	110,846

Net operating income	351,704	276,227

Fixed charges, interest	10,197	14,691

Nonoperating and nonregulated income (expense)
Interest and dividends	3,683	6,571
Net nonregulated (expense) income	(41,488)	34,535

Net nonoperating and nonregulated (expense) income	(37,805)	41,106

Net income	303,702	302,642

Retained earnings, beginning of year	4,086,725	3,784,083

Retained earnings, end of year	$4,390,427	$4,086,725

The accompanying notes are an integral part of these financial statements.

SHOREHAM TELEPHONE COMPANY, INC.

Statements of Cash Flows

Years Ended December 31, 2010 and 2009

	2010	2009
Cash flows from operating activities
Net income	$303,702	$302,642
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	414,715	469,185
Unrealized loss on held to maturity securities	-	148
Decrease (increase) in
Accounts receivable, net	754	12,173
Prepaid expenses and other current assets	8,676	(17,775)
Materials and supplies	(16,413)	(20,097)
Increase (decrease) in
Accounts payable	5,763	16,024
Accrued profit sharing	300	853
Accrued expenses	(3,858)	(7,720)
Customer deposits	1,712	(7,590)
Unearned revenue	(500)	(500)

Net cash provided by operating activities	714,851	747,343

Cash flows from investing activities
Plant additions	(371,769)	(373,641)
Maturities of held to maturity securities	100,000	-
Purchase of securities	(301,095)	(286,726)

Net cash used by investing activities	(572,864)	(660,367)

Cash flows from financing activities
Principal payments on long-term debt	(152,311)	(76,529)

Net cash used by financing activities	(152,311)	(76,529)

Net (decrease) increase in cash and cash equivalents	(10,324)	10,447

Cash and cash equivalents, beginning of year	613,882	603,435

Cash and cash equivalents, end of year	$603,558	$613,882

Cash paid for interest:
Long-term debt	$15,829	$7,541

The accompanying notes are an integral part of these financial statements.

SHOREHAM TELEPHONE COMPANY, INC.

Notes to Financial Statements

December 31, 2010 and 2009

Nature of Business

Shoreham Telephone Company, Inc. (the Company) derives substantially all of its operating revenues from providing basic local network services, access to intrastate and interstate long-distance telephone services, and other telecommunications services to subscribers in Benson, Cornwall, Hubbardton, Orwell, Shoreham, and Whiting, Vermont. The Company extends credit at standard terms, after appropriate review, to subscribers and domestic interexchange carriers. The Company is subject to regulation by the Federal Communications Commission (FCC) and the Vermont Public Service Board (VPSB) for rates and other matters.

1.       Summary of Significant Accounting Policies

Use of Estimates

Management uses estimates and assumptions in preparing the financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

Regulatory Accounting

The Company follows the accounting prescribed by the Uniform System of Accounts of the FCC, the VPSB and Financial Accounting Standards Board Accounting Standards Codification (ASC) 980, Regulated Operations. This accounting recognizes the economic effect of rate regulation by recording costs and a return on investment as such amounts are recovered through rates authorized by regulatory authorities. The Company annually reviews the continued applicability of ASC 980 based on the current regulatory and competitive environment.

Operating Revenues

Operating revenues are recognized when services are provided to customers. Interstate network access services revenues are recorded using interstate pooling methods based on average schedule settlement formulas calculated by the National Exchange Carrier Association (NECA), of which the Company is a member. NECA negotiates interstate access charge tariff agreements with the FCC and accumulates and distributes pooled revenues derived from such agreements to its members. The Company records the effect of NECA settlements, including retroactive adjustments, if applicable, upon notification of such settlements from NECA. Local services and intrastate access are billed at tariff rates, under a bill and keep arrangement, approved by the VPSB.

Non-regulated Income

Non-regulated income consist mainly of digital subscriber line revenues and toll resale services. These are recognized when services are provided to customers.

Unearned Revenue

Unearned revenue consists of advance payments received from customers for local basic service and end user revenues. The amounts are recognized as earned.

SHOREHAM TELEPHONE COMPANY, INC.

Notes to Financial Statements

December 31, 2010 and 2009

Cash and Cash Equivalents

All liquid investments with an original maturity of three months or less are considered to be cash equivalents.

The Company maintains its cash in bank accounts, which balances may exceed federally insured limits. The Company has not experienced any losses in such accounts, and believes it is not exposed to any significant risk regarding cash and cash equivalents.

Marketable Securities

The Company classifies its debt securities as held to maturity and equity securities as available for sale. Securities held to maturity are presented at their original cost, net of amortization of premiums and accretion of discounts. Securities available for sale are reported at fair value with net unrealized gains or losses reported within stockholders’ equity. There were no unrealized gains or losses recorded in 2010, as cost approximates fair value as measured by Level 1 quoted market prices in active markets, as defined in ASC 820, Fair Value Measures and Disclosures. Realized gains and losses are determined using the specific identification method.

Held to maturity securities are made up of U.S. Government Agency bonds with fair value of $393,777 and $286,727 at December 31, 2010 and 2009, respectively. Unrealized gains were $5,931 for 2010 and $563 for 2009. Unrealized losses were $414 in 2009.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to the allowance for doubtful accounts (allowance) based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance and a credit to accounts receivable.

Materials and Supplies

Materials and supplies are valued at their average cost.

Capitalization Policy

Additions to property, plant and equipment and replacements of retirement units of property are capitalized at original cost, which includes labor, material, and overhead.

Depreciation

Depreciation is computed on average plant investment by primary plant accounts using the straight-line method over the assets’ useful lives.

SHOREHAM TELEPHONE COMPANY, INC.

Notes to Financial Statements

December 31, 2010 and 2009

Other Investments

Other investments consist of nonmarketable stock investments in the Company’s lender stated at cost.

Profit Sharing Plan

The Company maintains a profit sharing plan for eligible employees. The plan is funded by discretionary contributions determined by the stockholders.

Income Taxes

The Company elected to be an S corporation under the Internal Revenue Code effective January 1, 1991. Income, losses, and other tax attributes are primarily passed through to stockholders and taxed at the individual level. The Company expects to make distributions to stockholders which, at a minimum, will be sufficient to satisfy stockholder income taxes related to the Company’s earnings.

As of December 31, 2010, the tax years after 2006 remain subject to examination by federal and state authorities.

Taxes Collected from Customers and Remitted to Governmental Authorities

The Company reports certain taxes on the net basis. Accordingly, they are recorded as a liability when billed to customers and excluded from revenue and expenses.

Reclassifications

Certain reclassifications have been made to the December 31, 2009 balances to conform to the December 31, 2010 presentation.

Subsequent Events

For purposes of the preparation of the financial statements in conformity with U.S. generally accepted accounting principles, the Company has considered transactions or events occurring through February 3, 2011, which was the date that the financial statements were available to be issued.

2.       Long-Term Debt

The Company has available a $1,500,000 credit facility ($228,077 and $380,388 outstanding at December 31, 2010 and 2009, respectively), from Yankee Farm Credit, ACA, collateralized by all assets of the Company. The credit facility carried a variable interest rate of 3.75% at December 31, 2010, and is due in quarterly installments of $42,035 for principal and interest.

Maturities on long-term debt are estimated to be $163,000 for 2011 and $65,077 for 2012.

SHOREHAM TELEPHONE COMPANY, INC.

Notes to Financial Statements

December 31, 2010 and 2009

3.       Profit Sharing

The Company maintains a defined contribution profit sharing plan for all eligible employees. Eligibility requirements are twelve months of service, at least 1,000 hours of employment during the year, and a minimum age of 21. The Company has elected to contribute 7% of total compensation of eligible employees. The profit sharing expense approximated $62,000 for 2010 and 2009.

4.       Commitments and Contingencies

The Company is, from time to time, involved in legal and environmental claims, actions, or complaints in the normal course of business. Liabilities, if any, for these claims are recorded when it is probable that obligations have been incurred, and the amounts can be reasonably estimated. However, management does not believe that any such proceedings will have a material adverse effect on the Company’s results of operations or financial position.